Exhibit 99.1

NEWS RELEASE

Contact:
Robert L. Johnson, Chairman & CEO	Dresner Corporate Services
Curt Kollar, CFO	Steve Carr
706-645-1391	312-780-7211
bjohnson@charterbank.net or	scarr@dresnerco.com
ckollar@charterbank.net

CHARTER FINANCIAL ANNOUNCES FIRST QUARTER
FISCAL 2017 EARNINGS OF $5.0 MILLION

•	CBS acquisition positively impacts first-quarter results

•	Basic and diluted EPS of $0.36 and $0.33 for the quarter

•	Year over year increase of $3.0 million in net interest income

•	Nonperforming assets at 0.27% of total assets at December 31, 2016

•	Tangible book value per share of $11.52 at December 31, 2016

West Point, Georgia, January 26, 2017 — Charter Financial Corporation (the “Company”) (NASDAQ: CHFN) today reported net income of $5.0 million for the quarter ended December 31, 2016, or $0.36 and $0.33 per basic and diluted share, respectively, compared with net income of $4.6 million, or $0.31 and $0.30 per basic and diluted share, respectively, for the quarter ended December 31, 2015.
Net income for the current-year quarter increased $431,000 over the prior-year quarter. Driving factors were increases in loan interest income and deposit fee income from the acquisition of Community Bank of the South ("CBS"), a negative provision of $750,000 and several large gains on the sales of other real estate owned ("OREO"). These increases were partially offset by $2.9 million of recoveries on loans previously covered by FDIC loss sharing agreements taken to income in the prior year.
Quarterly Operating Results
Quarterly earnings for the first quarter of fiscal 2017 compared with the first quarter of fiscal 2016 were positively impacted by:

•
An increase in loan interest income of $3.1 million, or 33.1%, and an increase in loan interest income excluding accretion of acquired loan discounts of $3.6 million, or 43.2%, partly due to the acquisition of CBS and also due to $220,000 of interest income recorded on the payoff of two long-standing nonperforming loans.

•	A negative provision of $750,000 related to continued net recoveries of $878,000 during the quarter, and positive asset quality, versus no such provision in the same period last year.

•	An increase in deposit and bankcard fee income of $272,000, or 9.4%.

•	An increase in gain on sale of loans of $383,000, or 110.2%, due to improved mortgage activity in legacy markets and the newly acquired market.

•	An increase in net benefit of operations of real estate owned of $338,000 due to $444,000 of gains on sale of OREO, most of which had been written down to market value during the economic downturn.
Quarterly earnings for the first quarter of fiscal 2017 compared with the first quarter of fiscal 2016 were negatively impacted by:

Exhibit 99.1

•	An increase in interest expense on deposits of $493,000, or 74.1%, due to higher balances from both legacy accounts and those acquired through the CBS acquisition.

•	An increase in salaries and employee benefits of $871,000, or 16.5%, due to higher payroll related to the CBS acquisition.

•	Recoveries on loans formerly covered by loss sharing agreements decreased $2.6 million due to several large recoveries during the prior year.
Chairman and CEO Robert L. Johnson said, “The CBS acquisition continued to make a positive impact on our results in the first quarter. Additionally, our historically conservative nature benefited us during the quarter, as we improved our asset quality while seeing the benefit of net recoveries on formerly charged off loans and interest, gains on the sales of OREO and a negative provision. While these recovery trends may continue, it will probably not be at the same remarkable rate."
Financial Condition
Total assets increased $23.3 million to $1.5 billion at December 31, 2016, from $1.4 billion at September 30, 2016, largely attributable to a $40.0 million increase in cash and cash equivalents, driven by increases in deposits and paydowns of loans and investment securities held for sale. Net loans decreased $3.4 million, or 0.3%, to $990.6 million at December 31, 2016, from $994.1 million at September 30, 2016, primarily the result of paydowns.
At December 31, 2016, total deposits increased $24.5 million to $1.2 billion; transaction and money market accounts increased $3.8 million and $22.5 million, respectively.
From September 30, 2016 to December 31, 2016, total stockholders' equity increased to $205.5 million compared to $203.1 million due primarily to $5.0 million of net income, partially offset by a $2.9 million decrease in accumulated other comprehensive income on the Company's portfolio of investment securities available for sale. The decrease in accumulated other comprehensive income was driven by market interest rate changes since the November presidential election. The Company's evaluation of its securities portfolio at December 31, 2016 determined there was no new other-than-temporary impairment in the portfolio. Book value per share increased to $13.67 while tangible book value per share increased from $11.36 to $11.52, both due to our retention of earnings.
Net Interest Income and Net Interest Margin
Net interest income increased to $12.2 million for the quarter ended December 31, 2016, compared with $9.2 million for the quarter ended December 31, 2015. Interest income increased $3.4 million due to a $3.6 million increase in loan interest income, excluding accretion of acquired loan discounts. The change was largely due to higher average balances from the acquisition of CBS completed in the third quarter of fiscal 2016, offset by a $446,000 decrease in net purchase discount accretion. Quarter over quarter, total interest expense increased $448,000 to $1.7 million for the quarter ended December 31, 2016, largely due to increased balances of higher-costing deposits from CBS, as well as $121,000 of interest expense on the Company's subordinated debentures assumed in the CBS acquisition. These increases were offset partially by a $166,000 decline in interest expense on FHLB borrowings due to a maturing advance being extended at a substantially lower rate in May 2016.
Net interest margin was 3.71% for the three months ended December 31, 2016, compared to 4.03% for the same period in 2015. The decrease was largely due to increased deposit balances, both from legacy growth and the acquisition of CBS, as well as a continued drop in accretion income. The Company's net interest margin, excluding the effects of purchase accounting, decreased to 3.48% for the quarter ended December 31, 2016, compared with 3.51% for the quarter ended December 31, 2015.
Under purchase accounting rules, the Company currently expects to realize remaining loan discount accretion of $270,000 over the next three quarters related to its acquisition of the First National Bank of Florida and $2.1 million related to the CBS acquisition over the life of the loans acquired.
Mr. Johnson continued, "Although we've reached a point in the credit and interest rate cycle where it would be easy to add risk into our balance sheet, we will strive to maintain our conservative appetite to risk, working to build a healthy loan portfolio while maintaining a modest credit and interest rate risk profile."
Provision for Loan Losses
The Company recorded a negative provision for loan losses of $750,000 in the quarter ended December 31, 2016 due to the continued positive credit quality trends of its loan portfolio and net recoveries of previously charged-off loans. No provision was recorded in the three months ended December 31, 2015.
Noninterest Income and Expense
Noninterest income for the quarter ended December 31, 2016 decreased to $5.0 million, compared with $6.8 million for the prior-year period. The prior-year quarter included $2.9 million in recoveries on loans formerly covered by loss sharing agreements,

Exhibit 99.1

while the current-year quarter included only $250,000, a decrease of $2.6 million. The current-year quarter included increases in core components of $272,000 in bankcard fee and other deposit fee income and $383,000 in gain on sale of loans.
Noninterest expense for the quarter ended December 31, 2016 increased $1.2 million to $10.3 million, compared with $9.1 million for the prior-year period, due in part to increases of $871,000 in salaries and employee benefits and $266,000 in occupancy, both of which were attributable to increased ongoing operational costs from the CBS acquisition. These increases were partially offset by an increase in the net benefit of operations of real estate owned of $338,000 to $359,000 as a result of several large gains on the sales of other real estate owned.
Asset Quality
Nonperforming assets at December 31, 2016 were at 0.27% of total assets, down from 0.45% at September 30, 2016, due to payoffs of two long-standing, high-balance, non-performing loans. The allowance for loan losses was at 1.05% of total loans and 594.81% of nonperforming loans at December 31, 2016, compared to 1.03% and 277.66%, respectively, at September 30, 2016. Not included in the allowance is $2.1 million in yield and credit discounts on the CBS acquired loans. At December 31, 2016, the allowance for loan losses was 1.30% of legacy loans, compared to 1.35% at September 30, 2016. The Company recorded net loan recoveries of $878,000 in its allowance for loan losses for the quarter ended December 31, 2016, compared with net loan recoveries of $207,000 for the quarter ended December 31, 2015.
Capital Management
Beginning with the first quarter of fiscal 2014 through the first quarter of fiscal 2017, the Company repurchased 8.1 million shares, or 35.6%, of its common stock, for $91.9 million. The Company repurchased 150 shares during the quarter ended December 31, 2016. On January 24, 2017, the Company announced an increased dividend of $0.06 per share, the second consecutive quarterly increase after a $0.05 per share dividend was announced in the previous 14 quarters.
Mr. Johnson concluded, “The CBS acquisition has enhanced our leverage of capital and expense structures, and we've seen significant improvements in our return on assets and return on equity, at 1.39% and 9.84%, respectively, at the end of the first quarter of fiscal 2017. These returns allow us to continue our focus on organic and potential acquisitive growth. We continue to seek potential acquisitions that are additive to our existing franchise and will maximize returns to our shareholders."
About Charter Financial Corporation
Charter Financial Corporation is a savings and loan holding company and the parent company of CharterBank, a full-service community bank and a federal savings institution. CharterBank is headquartered in West Point, Georgia, and operates branches in Metro Atlanta, the I-85 corridor south to Auburn, Alabama, and the Florida Gulf Coast. CharterBank's deposits are insured by the Federal Deposit Insurance Corporation. Investors may obtain additional information about Charter Financial Corporation and CharterBank on the internet at www.charterbk.com under About Us.
Forward-Looking Statements
This release may contain “forward-looking statements” within the meaning of the federal securities laws. These statements may be identified by use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “intend,” “strive,” “probably,” “focused on,” “estimated,” “working on,” “continue to,” “seek,” "leverage," and “potential.” Examples of forward-looking statements include, but are not limited to, statements regarding future growth, profitability, expense reduction, improvements in income and margins, increasing stockholder value, and estimates with respect to our financial condition and results of operation and business that are subject to various factors that could cause actual results to differ materially from these estimates. These factors include but are not limited to the Company's inability to implement its business strategy; general and local economic conditions; changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, and competition; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating an increase in borrowing to fund loans and investments; the changing exposure to credit risk; the inability to identify suitable future acquisition targets; the potential inability to effectively manage the new businesses and lending teams that transitioned from Community Bank of the South; the inability to properly leverage the expansion into the North Atlanta market; changes in legislation or regulation; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products, and services; the effect of cyberterrorism and system failures; and the effects of geopolitical instability and risks such as terrorist attacks, the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes, and the effect of any damage to our reputation resulting from developments relating to any of the factors listed herein. Any or all forward-looking statements in this release and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or known or unknown risks and uncertainties. Consequently, no forward-looking statements can be guaranteed. Except as required by law, the Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements

Exhibit 99.1

or to reflect the occurrence of anticipated or unanticipated events. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's filings with the Securities and Exchange Commission. The Company refers you to the section entitled “Risk Factors” contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2016. Copies of each filing may be obtained from the Company or the Securities and Exchange Commission.
The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the Company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Exhibit 99.1

Charter Financial Corporation
Condensed Consolidated Statements of Financial Condition (unaudited)

	December 31, 2016	September 30, 2016 (1)
Assets
Cash and amounts due from depository institutions	$15,234,277	$14,472,867
Interest-earning deposits in other financial institutions	116,614,291	77,376,632
Cash and cash equivalents	131,848,568	91,849,499
Loans held for sale, fair value of $3,290,098 and $2,991,756	3,235,852	2,941,982
Certificates of deposit held at other financial institutions	12,256,580	14,496,410
Investment securities available for sale	196,278,652	206,336,287
Federal Home Loan Bank stock	3,361,800	3,361,800
Restricted securities, at cost	279,000	279,000
Loans receivable	1,002,346,206	1,005,702,737
Unamortized loan origination fees, net	(1,211,828)	(1,278,830)
Allowance for loan losses	(10,499,228)	(10,371,416)
Loans receivable, net	990,635,150	994,052,491
Other real estate owned	2,160,694	2,706,461
Accrued interest and dividends receivable	3,579,205	3,442,051
Premises and equipment, net	28,291,503	28,078,591
Goodwill	29,793,756	29,793,756
Other intangible assets, net of amortization	2,485,947	2,639,608
Cash surrender value of life insurance	49,601,324	49,268,973
Deferred income taxes	5,849,030	4,366,522
Other assets	2,009,914	4,775,805
Total assets	$1,461,666,975	$1,438,389,236
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$1,186,346,952	$1,161,843,586
Long-term borrowings	50,000,000	50,000,000
Floating rate junior subordinated debt	6,621,823	6,587,549
Advance payments by borrowers for taxes and insurance	1,211,165	2,298,513
Other liabilities	11,986,812	14,510,052
Total liabilities	1,256,166,752	1,235,239,700
Stockholders’ equity:
Common stock, $0.01 par value; 15,030,926 shares issued and outstanding at December 31, 2016 and 15,031,076 shares issued and outstanding at September 30, 2016	150,309	150,311
Preferred stock, $0.01 par value; 50,000,000 shares authorized at December 31, 2016 and September 30, 2016	—	—
Additional paid-in capital	84,182,259	83,651,623
Unearned compensation – ESOP	(4,673,761)	(5,106,169)
Retained earnings	127,615,344	123,349,890
Accumulated other comprehensive (loss) income	(1,773,928)	1,103,881
Total stockholders’ equity	205,500,223	203,149,536
Total liabilities and stockholders’ equity	$1,461,666,975	$1,438,389,236
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(1)	Financial information at September 30, 2016 has been derived from audited financial statements.

Exhibit 99.1

Charter Financial Corporation
Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended December 31,
	2016	2015
Interest income:
Loans receivable	$12,569,903	$9,441,525
Taxable investment securities	1,095,900	946,510
Nontaxable investment securities	4,571	—
Federal Home Loan Bank stock	39,210	38,928
Interest-earning deposits in other financial institutions	110,817	12,391
Certificates of deposit held at other financial institutions	42,629	—
Restricted securities	2,573	—
Total interest income	13,865,603	10,439,354
Interest expense:
Deposits	1,158,316	665,433
Borrowings	386,975	552,882
Floating rate junior subordinated debt	120,792	—
Total interest expense	1,666,083	1,218,315
Net interest income	12,199,520	9,221,039
Provision for loan losses	(750,000)	—
Net interest income after provision for loan losses	12,949,520	9,221,039
Noninterest income:
Service charges on deposit accounts	1,887,810	1,752,558
Bankcard fees	1,282,358	1,145,826
Gain on investment securities available for sale	—	35,965
Bank owned life insurance	332,352	320,663
Gain on sale of loans	731,262	347,856
Brokerage commissions	165,996	141,715
Recoveries on acquired loans previously covered under FDIC loss share agreements	250,000	2,875,000
Other	333,067	210,957
Total noninterest income	4,982,845	6,830,540
Noninterest expenses:
Salaries and employee benefits	6,133,673	5,262,989
Occupancy	1,323,323	1,057,274
Data processing	908,955	824,517
Legal and professional	284,156	379,838
Marketing	356,524	289,575
Federal insurance premiums and other regulatory fees	165,495	223,843
Net benefit of operations of real estate owned	(359,270)	(21,243)
Furniture and equipment	174,055	168,415
Postage, office supplies and printing	270,385	184,712
Core deposit intangible amortization expense	153,662	48,985
Other	878,549	659,125
Total noninterest expenses	10,289,507	9,078,030
Income before income taxes	7,642,858	6,973,549
Income tax expense	2,597,191	2,359,271
Net income	$5,045,667	$4,614,278
Basic net income per share	$0.36	$0.31
Diluted net income per share	$0.33	$0.30
Weighted average number of common shares outstanding	14,207,468	14,885,529
Weighted average number of common and potential common shares outstanding	15,064,879	15,545,216

Exhibit 99.1

Charter Financial Corporation
Supplemental Financial Data (unaudited)
in thousands except per share data

	Quarter to Date					Year to Date
	12/31/2016	9/30/2016 (1)	6/30/2016	3/31/2016	12/31/2015	12/31/2016	12/31/2015

Consolidated balance sheet data:
Total assets	$1,461,667	$1,438,389	$1,427,851	$1,051,281	$1,004,880	$1,461,667	$1,004,880
Cash and cash equivalents	131,849	91,849	106,108	79,331	51,881	131,849	51,881
Loans receivable, net	990,635	994,052	993,786	701,399	679,870	990,635	679,870
Other real estate owned	2,161	2,706	3,181	2,711	3,165	2,161	3,165
Securities available for sale	196,279	206,336	169,737	172,197	175,988	196,279	175,988
Transaction accounts	481,841	478,028	472,123	353,834	331,570	481,841	331,570
Total deposits	1,186,347	1,161,844	1,155,245	791,692	744,234	1,186,347	744,234
Borrowings	56,622	56,588	56,553	50,000	50,000	56,622	50,000
Total stockholders’ equity	205,500	203,150	199,800	198,031	198,368	205,500	198,368

Consolidated earnings summary:
Interest income	$13,866	$13,822	$13,635	$9,888	$10,439	$13,866	$10,439
Interest expense	1,666	1,622	1,552	1,237	1,218	1,666	1,218
Net interest income	12,200	12,200	12,083	8,651	9,221	12,200	9,221
Provision for loan losses	(750)	(150)	(100)	—	—	(750)	—
Net interest income after provision for loan losses	12,950	12,350	12,183	8,651	9,221	12,950	9,221
Noninterest income	4,983	4,918	4,703	4,513	6,831	4,983	6,831
Noninterest expense	10,290	11,354	15,064	9,903	9,079	10,290	9,079
Income tax expense	2,597	2,103	527	1,118	2,359	2,597	2,359
Net income	$5,046	$3,811	$1,295	$2,143	$4,614	$5,046	$4,614

Per share data:
Earnings per share – basic	$0.36	$0.27	$0.09	$0.15	$0.31	$0.36	$0.31
Earnings per share – fully diluted	$0.33	$0.26	$0.09	$0.14	$0.30	$0.33	$0.30
Cash dividends per share	$0.055	$0.050	$0.050	$0.050	$0.050	$0.055	$0.050

Weighted average basic shares	14,207	14,186	14,185	14,225	14,886	14,207	14,886
Weighted average diluted shares	15,065	14,798	14,842	14,910	15,545	15,065	15,545
Total shares outstanding	15,031	15,031	15,031	15,026	15,229	15,031	15,229

Book value per share	$13.67	$13.52	$13.29	$13.18	$13.03	$13.67	$13.03
Tangible book value per share (2)	$11.52	$11.36	$11.11	$12.89	$12.73	$11.52	$12.73
__________________________________

(1)	Financial information at and for the year ended September 30, 2016 has been derived from audited financial statements.

(2)	Non-GAAP financial measure, calculated as total stockholders' equity less goodwill and other intangible assets divided by period-end shares outstanding.

Exhibit 99.1

Charter Financial Corporation
Supplemental Information (unaudited)
dollars in thousands

	Quarter to Date					Year to Date
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	12/31/2016	12/31/2015

Loans receivable:
1-4 family residential real estate	$223,609	$236,940	$234,346	$190,180	$182,297	$223,609	$182,297
Commercial real estate	595,207	595,157	586,082	392,946	396,023	595,207	396,023
Commercial	73,182	71,865	64,700	43,741	39,836	73,182	39,836
Real estate construction	79,136	80,500	104,389	72,323	61,816	79,136	61,816
Consumer and other	31,212	21,241	15,638	13,205	10,715	31,212	10,715
Total loans receivable	$1,002,346	$1,005,703	$1,005,155	$712,395	$690,687	$1,002,346	$690,687

Allowance for loan losses:
Balance at beginning of period	$10,371	$10,118	$9,850	$9,695	$9,489	$10,371	$9,489
Charge-offs	(50)	(1)	(7)	(205)	(15)	(50)	(15)
Recoveries	928	404	375	360	221	928	221
Provision	(750)	(150)	(100)	—	—	(750)	—
Balance at end of period	$10,499	$10,371	$10,118	$9,850	$9,695	$10,499	$9,695

Nonperforming assets: (1)
Nonaccrual loans	$1,527	$3,735	$3,371	$2,098	$2,463	$1,527	$2,463
Loans delinquent 90 days or greater and still accruing	238	—	—	52	14	238	14
Total nonperforming loans	1,765	3,735	3,371	2,150	2,477	1,765	2,477
Other real estate owned	2,161	2,706	3,181	2,711	3,165	2,161	3,165
Total nonperforming assets	$3,926	$6,441	$6,552	$4,861	$5,642	$3,926	$5,642

Troubled debt restructuring:
Troubled debt restructurings - accruing	$4,761	$4,585	$4,999	$7,267	$7,265	$4,761	$7,265
Troubled debt restructurings - nonaccrual	192	1,760	1,716	332	317	192	317
Total troubled debt restructurings	$4,953	$6,345	$6,715	$7,599	$7,582	$4,953	$7,582
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(1)
Loans being accounted for under purchase accounting rules which have associated accretion income established at the time of acquisition remaining to recognize, that were greater than 90 days delinquent or otherwise considered nonperforming loans are excluded from this table.

Exhibit 99.1

Charter Financial Corporation
Supplemental Information (unaudited)

	Quarter to Date					Year to Date
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	12/31/2016	12/31/2015

Return on equity (annualized)	9.84%	7.55%	2.61%	4.32%	8.97%	9.84%	8.97%
Return on assets (annualized)	1.39%	1.07%	0.38%	0.83%	1.83%	1.39%	1.83%
Net interest margin (annualized)	3.71%	3.82%	3.97%	3.72%	4.03%	3.71%	4.03%
Net interest margin, excluding the effects of purchase accounting (1)	3.48%	3.47%	3.53%	3.36%	3.51%	3.48%	3.51%
Holding company tier 1 leverage ratio (2)	12.83%	12.68%	12.60%	18.89%	19.29%	12.83%	19.29%
Holding company total risk-based capital ratio (2)	17.55%	16.74%	15.93%	25.11%	25.89%	17.55%	25.89%
Bank tier 1 leverage ratio (3)	11.70%	11.51%	11.32%	17.13%	17.19%	11.70%	17.19%
Bank total risk-based capital ratio	16.06%	15.26%	14.99%	22.98%	23.23%	16.06%	23.23%
Effective tax rate	33.98%	35.56%	28.91%	34.28%	33.83%	33.98%	33.83%
Yield on loans	5.01%	5.07%	5.20%	5.03%	5.33%	5.01%	5.33%
Cost of deposits	0.46%	0.46%	0.43%	0.42%	0.42%	0.46%	0.42%

Asset quality ratios: (4)
Allowance for loan losses as a % of total loans (5)	1.05%	1.03%	1.00%	1.38%	1.40%	1.05%	1.40%
Allowance for loan losses as a % of nonperforming loans	594.81%	277.66%	300.10%	458.13%	391.42%	594.81%	391.42%
Nonperforming assets as a % of total loans and OREO	0.39%	0.64%	0.65%	0.68%	0.81%	0.39%	0.81%
Nonperforming assets as a % of total assets	0.27%	0.45%	0.46%	0.46%	0.56%	0.27%	0.56%
Net charge-offs (recoveries) as a % of average loans (annualized)	(0.35)%	(0.16)%	(0.15)%	(0.09)%	(0.12)%	(0.35)%	(0.12)%
__________________________________

(1)
Net interest income excluding accretion and amortization of acquired loans divided by average net interest earning assets excluding average loan accretable discounts, a non-GAAP measure, in the amount of $2.9 million, $3.8 million, $4.7 million, $2.0 million, and $3.1 million for the quarters ended December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016, and December 31, 2015, respectively.

(2)	Current period holding company capital ratios are estimated as of the date of this earnings release.

(3)	During the quarter ended June 30, 2016, a net downstream of capital was made between the holding company and the bank in the amount of $6.1 million as part of the Company's acquisition of CBS.

(4)
Ratios for the three months ended December, 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016, and December 31, 2015 include all assets with the exception of FAS ASC 310-30 loans that are excluded from nonperforming loans due to the ongoing recognition of accretion income established at the time of acquisition.

(5)
Accounting requirements for the third quarter 2016 acquisition of CBS have affected the comparability of the allowance for loan losses as a percentage of loans. Excluding former CBS loans totaling $191.9 million, $236.4 million and $264.7 million at December 31, 2016, September 30, 2016, and June 30, 2016, respectively, which were recorded at acquisition date fair value, the allowance approximated 1.30%, 1.35% and 1.37% of all other loans at December 31, 2016, September 30, 2016, and June 30, 2016, respectively.

Exhibit 99.1

Charter Financial Corporation
Average Balances, Interest Rates and Yields (unaudited)
dollars in thousands

	Quarter to Date
	12/31/2016			12/31/2015
	Average Balance	Interest	Average Yield/Cost (10)	Average Balance	Interest	Average Yield/Cost (10)
Assets:
Interest-earning assets:
Interest-earning deposits in other financial institutions	$99,268	$111	0.45%	$23,371	$12	0.21%
Certificates of deposit held at other financial institutions	13,351	43	1.28	—	—	—
FHLB common stock and other equity securities	3,362	39	4.67	3,078	39	5.06
Taxable investment securities	195,131	1,096	2.25	180,573	946	2.10
Nontaxable investment securities (1)	1,597	5	1.14	—	—	—
Restricted securities	279	3	3.69	—	—	—
Loans receivable (1)(2)(3)(4)	1,003,322	11,846	4.72	707,926	8,273	4.67
Accretion, net, of acquired loan discounts (5)		723	0.29		1,169	0.86
Total interest-earning assets	1,316,310	13,866	4.21	914,948	10,439	4.56
Total noninterest-earning assets	134,572			94,441
Total assets	$1,450,882			$1,009,389
Liabilities and Equity:
Interest-bearing liabilities:
Interest bearing checking	$251,070	$86	0.14%	$177,536	$55	0.12%
Bank rewarded checking	51,752	26	0.20	46,705	23	0.20
Savings accounts	62,157	6	0.04	50,390	4	0.03
Money market deposit accounts	255,332	194	0.30	130,890	75	0.23
Certificate of deposit accounts	380,962	846	0.89	232,011	508	0.88
Total interest-bearing deposits	1,001,273	1,158	0.46	637,532	665	0.42
Borrowed funds	50,000	387	3.10	51,630	553	4.28
Floating rate junior subordinated debt	6,599	121	7.32	—	—	—
Total interest-bearing liabilities	1,057,872	1,666	0.63	689,162	1,218	0.71
Noninterest-bearing deposits	172,247			103,433
Other noninterest-bearing liabilities	15,775			10,916
Total noninterest-bearing liabilities	188,022			114,349
Total liabilities	1,245,894			803,511
Total stockholders' equity	205,021			205,878
Total liabilities and stockholders' equity	$1,450,915			$1,009,389
Net interest income		$12,200			$9,221
Net interest earning assets (6)		$258,438			$225,786
Net interest rate spread (7)			3.58%			3.85%
Net interest margin (8)			3.71%			4.03%
Net interest margin, excluding the effects of purchase accounting (9)			3.48%			3.51%
Ratio of average interest-earning assets to average interest-bearing liabilities			124.43%			132.76%
__________________________________

(1)	Tax exempt or tax-advantaged securities and loans are shown at their contractual yields and are not shown at a tax equivalent yield.

(2)	Includes net loan fees deferred and accreted pursuant to applicable accounting requirements.

(3)	Interest income on loans is interest income as recorded in the income statement and does not include interest income on nonaccrual loans.

(4)	Interest income on loans excludes discount accretion and amortization of the indemnification asset.

(5)	Accretion of accretable purchase discount on loans acquired.

(6)	Net interest-earning assets represent total average interest-earning assets less total average interest-bearing liabilities.

(7)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(8)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

(9)
Net interest margin, excluding the effects of purchase accounting, a non-GAAP measure, represents net interest income excluding accretion and amortization of acquired loans receivable as a percentage of average net interest earning assets excluding loan accretable discounts in the amount of $2.9 million and $3.1 million for the quarters ended December 31, 2016 and December 31, 2015, respectively.

(10)	Annualized.

Exhibit 99.1

Charter Financial Corporation
Reconciliation of Non-GAAP Measures (unaudited)
Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. Charter Financial management uses non-GAAP financial measures, including loans receivable income excluding accretion, net interest margin excluding the effects of purchase accounting, and tangible book value per share, in its analysis of the Company's performance. Loans receivable income excluding accretion excludes the following from loans receivable income: accretion from purchase discounts related to acquired loans. Net interest margin excluding the effects of purchase accounting excludes the following from net interest margin: net purchase discount accretion and the average balance of purchase discounts. Tangible book value per share excludes the following from book value per share: the balance of goodwill and other intangible assets.
Management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the Company and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

	For the Quarters Ended
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Loans Receivable Income Excluding Accretion
Loans receivable income	$12,569,903	$12,680,420	$12,563,466	$8,863,437	$9,441,525
Net purchase discount accretion	724,109	1,090,886	1,278,040	833,179	1,168,982
Loans receivable income excluding accretion (Non-GAAP)	$11,845,794	$11,589,534	$11,285,426	$8,030,258	$8,272,543

Net Interest Margin Excluding the Effects of Purchase Accounting
Net Interest Margin	3.71%	3.82%	3.97%	3.72%	4.03%
Effect to adjust for net purchase discount accretion	(0.23)	(0.35)	(0.44)	(0.36)	(0.52)
Net interest margin excluding the effects of purchase accounting (Non-GAAP)	3.48%	3.47%	3.53%	3.36%	3.51%

Tangible Book Value Per Share
Book value per share	$13.67	$13.52	$13.29	$13.18	$13.03
Effect to adjust for goodwill and other intangible assets	(2.15)	(2.16)	(2.18)	(0.29)	(0.30)
Tangible book value per share (Non-GAAP)	$11.52	$11.36	$11.11	$12.89	$12.73